                                                                  Exhibit 3.2(b)

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                        UNIVERSAL HOSPITAL SERVICES, INC.
                               (the "Corporation")

1.   Meetings of Stockholders.

     1.1 Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors (the "Board").

     1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or by the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of a majority of the outstanding shares of stock entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

     1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside the State of Delaware at the place and time specified by the Board, the president or the directors or stockholders requesting the meeting. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication that meet the requirements of the Delaware General Corporation Law (the "DGCL"), subject to such guidelines and procedures as the Board may adopt. Subject to such guidelines and procedures adopted by the Board, the stockholders and proxyholders not physically present at the meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and
(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

     1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these by-laws or by law. Except as otherwise required by the DGCL, each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him. If given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the DGCL. An affidavit of the Corporation's secretary, an assistant secretary or an agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

     1.5 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

     1.6 Voting; Proxies. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on such action, except as otherwise provided by law or by
Section 1.8 of these by-laws. Directors shall be elected in the manner provided in Section 2.1 of these by-laws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting. If authorized by the Board, the requirement for a written ballot may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

     1.7 List of Stockholders. Not less than 10 days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at the principal place of business of the Corporation or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list, and shall not be required to include any information with respect to beneficial ownership of the shares of stock owned, although it may do so. If the meeting is to be held at a place, then the list shall also be available for inspection by stockholders at the time and place of the meeting. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     1.8 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

2.   Board of Directors.

     2.1 Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board. Initially, as of the date of these by-laws, the number of directors shall be fixed at six. The number of directors may be changed by resolution of a majority of the Board or by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, or until a director's earlier death, subject to the provisions of
Section 2.9.

     2.2 Quorum and Manner of Acting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these by-laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

     2.3 Place of Meetings. Meetings of the Board may be held in or outside the State of Delaware.

     2.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either
(a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice to each director as provided in Section 2.6 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines; provided, that notice of any such meeting shall be given as provided in Section 2.6 of these by-laws to any director who was absent when the determination was made. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

     2.5 Special Meetings. Special meetings of the Board may be called by the chairman of the board, the president or by any two of the directors. Notice of any special meeting shall be given to each director as provided in Section 2.6 of these by-laws.

     2.6 Notice of Meetings; Waiver of Notice. Whenever it shall be necessary to give notice of a meeting of the Board to any director, such notice shall be given to such director by mailing it to him at his last known residence or usual place of business at least three days before the meeting, or by delivering, telephoning, telegraphing it or sending it by e-mail, facsimile or other electronic transmission to him at his last known number or address for receiving communications of that type at least one day before the meeting. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

     2.7 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolutions, written consents or electronic transmissions of the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.

     2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing or by electronic transmission to the president or secretary of the Corporation, to take effect at the time specified in the resignation or, if no time is specified, upon its receipt by the Corporation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

     2.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

     2.11 Compensation. Directors and members of committees shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

3.   Committees.

     3.1 Executive Committee. The Board, by resolution adopted by a majority of the Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, Section 141(c) of the Delaware General Corporation Law or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.

     3.2 Other Committees. The Board, by resolution adopted by a majority of the Board, may designate other committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

     3.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee may adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board. Unless otherwise provided in a resolution of the Board or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these by-laws for the Board.

4.   Officers.

     4.1 Number; Security. The executive officers of the Corporation shall be the president, the chief executive officer, the chief financial officer, one or more vice presidents (including one or more executive vice presidents, if the Board so determines), a secretary, a treasurer and such other officers with such titles and duties as shall be stated in a resolution of the Board which is not inconsistent with these by-laws. Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

     4.2 Election; Term of Office. The executive officers of the Corporation shall be elected by the Board. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation on removal pursuant to Section 4.4 of these by-laws.

     4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

     4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing or by electronic transmission to the president or secretary of the Corporation, to take effect at the time specified in the resignation or, if no time is specified, upon its receipt by the Corporation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the president.

     4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these by-laws for election or appointment to the office.

     4.6 The President. If so determined by the Board, the president shall be the chief executive officer of the Corporation, shall preside at all meetings of the Board and of the stockholders and shall, subject to the control of the Board, have general supervision over the business of the Corporation. The president shall have such powers and duties as presidents of corporations usually have or as the Board assigns to him.

     4.7 The Chief Executive Officer. If so determined by the Board, the chief executive officer shall be the chief executive officer of the Corporation, shall preside at all meetings of the Board and of the stockholders and shall, subject to the control of the Board, have general supervision over the business of the Corporation. The chief executive officer shall have such powers and duties as chief executive officers of corporations usually have or as the Board assigns to him.

     4.8 The Chief Financial Officer. The chief financial officer shall be the chief financial officer of the Corporation and shall be in charge of the Corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the president assigns to him.

     4.9 Vice President. Each vice president shall have such powers and duties as the Board or the president assigns to him.

     4.10 The Treasurer. The treasurer shall have such powers and duties as the Board or the president assigns to him.

     4.11 The Secretary and Assistant Secretaries. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders and shall be responsible for giving notice of all meetings of stockholders and of the Board. Subject to the control of the Board, he shall have such powers and duties as the Board or the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer. One or more assistant secretaries may be appointed by the Board or by the Chairman of the Board and may be empowered with the same duties as the Secretary.

     4.12 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the president or the chief executive officer to fix the salary of any officer other than the president or the chief executive officer.

5.   Shares.

     5.1 Certificates. The Corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

     5.2 Transfers. Shares shall be transferable only on the Corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

     5.3 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date shall be determined in accordance with the DGCL.

     5.4 Registered Owners. The Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

     5.5 Stockholder Addresses. It shall be the duty of each stockholder to notify the Corporation of such stockholder's address.

     5.6 Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The Board may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner's legal representatives, to give the Corporation such bond or such surety or sureties as the Board, in its sole discretion, deems sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

6.   Miscellaneous.

     6.1  Seal. The Corporation shall have no seal.

     6.2 Fiscal Year. The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall be the calendar year.

     6.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the president or a vice president of the Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

     6.4 Amendments. By-laws may be amended, repealed or adopted by the stockholders or by a majority of the Board, and any by-law adopted by the Board may be amended or repealed by the stockholders.

                                    * * * * *